Memorandum of Understanding and Intent
THIS MEMORANDUM OF UNDERSTANDING AND INTENT (MOUI)
IS MADE THIS 13TH DAY OF NOVEMBER, 2007 BETWEEN

Megola Inc., a corporation incorporated under the laws of Nevada with its principal office in the city of Corunna, Ontario, Canada hereinafter shall be referred in this Memorandum as the vender (the “Vendor”)
-and-
6841309 CANADA INC. (HAZMAT4U) a corporation incorporated under the laws of the Canada Business Corporations Act, with its principal office in the city of Barrie, Ontario, Canada, hereinafter referred in this Memorandum as (the “Purchaser”) wherein the Vendors and the purchaser shall be jointly referred in this memorandum as (the “Parties”)

6841309 CANADA INC. is interested in:
•
Exclusive use of the Hartindo AF11E halon replacement, AF21 Fire Inhibitor, and AF31 Multi-use Fire Extinguishant products (the “Products”), including all improvements and modifications thereto, for the purpose of use, application, and sales in the Hazardous materials and Fire and Emergency services industries, and other related industries, as agreed upon by the Parties, in Canada (the “Territory”).

•	Said exclusivity in the Territory being for an initial period of five (5) years with an option for a further five (5) years at the sole discretion of 6841309 Canada Inc.

MEGOLA Inc. is interested in:
•
Supplying 6841309 CANADA INC. with the Hartindo AF11E, AF21 and AF31 fire suppression and inhibitor products, on an exclusive basis in the Territory for utilization in the industries as described above, for the purpose of use, application and resale only.

The PARTIES agree that:
•	Megola Inc shall provide any compulsory certificates of testing and analysis of the Products required to satisfy all Canadian standards and necessary health, safety and environmental laws.

•	Megola Inc. shall provide the Products at a reasonable wholesale marketable rate, to remain competitive, and ensure adequate supply of such in a timely manner to satisfy market demand.

•
6841309 Canada Inc. shall provide its marketing and industry expertise to penetrate the Hazardous materials and Fire and Emergency Services markets, on a timely basis, and provide all of the necessary field testing, demonstrations and professional expertise as and when required at its discretion, for distribution to such.

The forgoing memorandum of understanding and intent is accepted, approved and agreed to by Megola Inc., this 13th day of November, 2007

Megola Inc.

By_________________________
Name: Joel Gardner
Title: President & CEO

The forgoing memorandum of understanding and intent is accepted, approved and agreed to by 6841309 Canada Inc. this 13th day of November 2007

6841309 Canada Inc.

By__________________________
Name: David Williams
Title: President & CEO